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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  -----------

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                             SOUTHERN ENERGY, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                 58-2056305
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                         900 Ashwood Parkway, Suite 500
                             Atlanta, Georgia 30338
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          (Address of principal executive offices, including zip code)


If this Form relates to the                 If this Form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section 12(g)
Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box. [X]                                    box. [ ]

Securities Act registration statement file number to which this form relates:
333-35390

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED               EACH CLASS IS TO BE SO REGISTERED
          -------------------               ---------------------------------
Common stock, $0.01 par value per share          New York Stock Exchange

Series A Preferred Share Purchase Rights         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Stock, $0.01 par value per share, and the related Rights to purchase Series A Preferred Stock, such Rights to initially trade together with the Common Stock, registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the headings "Description of Capital Stock" and "Shares
Eligible for Future Sale" in the Registrant's Form S-1 Registration Statement No. 333-35390 (the "Registration Statement"), initially filed with the Securities and Exchange Commission on April 21, 2000, and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


ITEM 2. EXHIBITS.

         Not applicable.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SOUTHERN ENERGY, INC.



                                       By: /s/ Elizabeth B. Chandler
                                          --------------------------------------
                                          Elizabeth B. Chandler
                                          Vice President and Corporate Secretary


                                       Date: September 7, 2000